Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Satsuma Pharmaceuticals, Inc.:

We consent to the use of our report with respect to the financial statements incorporated by reference herein.

/s/ KPMG LLP

San Diego, California

March 25, 2021